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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 10, 1998



                                  AVIGEN, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)



        0-28272                                         13-3647113
(Commission File No.)                       (I.R.S. Employer Identification No.)



                       1201 HARBOR BAY PARKWAY, SUITE 1000
                            ALAMEDA, CALIFORNIA 94502
              (Address of principal executive offices and zip code)



                                 (510) 748-7150
              (Registrant's telephone number, including area code)


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Item 5.  Other Matters

        In December 1998, Avigen completed a successful private placement of its common stock and common stock warrants, raising approximately $5.8 million. In the private placement Avigen issued an aggregate of 1,477,170 shares of its common stock in multiple closings at the closing Nasdaq National Market price on the respective date of issuance. The closing prices ranged from $2.25 to $4.875 per share. For every five shares purchased, each investor also received a five-year warrant to purchase one share of the Company's common stock at a twenty-five percent premium to the respective closing price.

        In addition, Avigen has reported certain events in press releases, including but not limited to the completion of the above transaction and the issuance of patents, copies of which are attached hereto as exhibits and are incorporated by reference herein.

Item 7.  Exhibits

Exhibit 1.     Press Release Dated November 10, 1998.

Exhibit 2.     Press Release Dated December 9, 1998.

Exhibit 3.     Press Release Dated January 11, 1999.

Exhibit 4.     Press Release Dated January 13, 1999.

Exhibit 5.     Press Release Dated January 19, 1999.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AVIGEN, INC.




DATE:   January 29, 1999               By:    /s/ Thomas J. Paulson
                                              --------------------------------
                                              Thomas J. Paulson
                                              Vice President, Finance and
                                              Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit 1.     Press Release Dated November 10, 1998.

Exhibit 2.     Press Release Dated December 9, 1998.

Exhibit 3.     Press Release Dated January 11, 1999.

Exhibit 4.     Press Release Dated January 13, 1999.

Exhibit 5.     Press Release Dated January 19, 1999.


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